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                                                                    EXHIBIT 10.8




                              CONSULTING AGREEMENT


         THIS CONSULTING AGREEMENT (the "Consulting Agreement"), is made and entered into this 3rd day of April, 1996, by and between MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC., a Georgia corporation, ("Mountasia"), and CAPITAL TRUST DEVELOPMENTS LIMITED, a British Virgin Islands corporation ("Consultant").

                              W I T N E S S E T H:

         WHEREAS, Consultant has been advising one of the general partners of National Entertainment Funding, L.P., a Delaware limited partnership ("NEF"), and the holder of a promissory note issued by NEF (the "Note") and is very familiar with the operations of NEF;

         WHEREAS, Mountasia is acquiring certain of the limited and general partnership interests of NEF (the "NEF Interests") and the Note;

         WHEREAS, Mountasia desires to engage the services of Consultant to provide consulting services with respect to the transfer of ownership of the NEF Interests to Mountasia and the ongoing management and operation of the family entertainment centers owned by NEF (the "NEF Centers"); and

         WHEREAS, Consultant desires to provide Mountasia with such consulting services.

         NOW, THEREFORE, for and in consideration of Ten Dollars ($10.00), the above premises, the mutual agreements hereinafter set forth, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

         1. ENGAGEMENT. Mountasia hereby agrees to engage Consultant and Consultant agrees to serve Mountasia as an independent contractor to provide consulting services (the "Consulting Services") with respect to the transfer of ownership of the NEF Interests to Mountasia and the ongoing management and operation of the NEF Centers.

         2. SERVICES OF CONSULTANT. Consultant shall provide the Consulting Services to Mountasia and shall lend its full talent and expertise to the provision of such Consulting Services, not to exceed ten (10) hours per year during the term of this Agreement. Consultant shall provide Consulting Services upon Mountasia's reasonable request with reasonable notice to Consultant at a time and place convenient to Consultant.

         3. COMPENSATION. For services rendered hereunder, Mountasia is simultaneously herewith paying to Consultant a one-time, non-refundable consulting fee
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(the "Fee") in the amount of Eight Hundred Thirty Three Thousand Three Hundred
Thirty Three Dollars ($833,333). The Fee shall be payable through the issuance of $833,333 of Mountasia's 9.1% Subordinated Convertible Debentures due January 1, 1998 (the "Debentures"), and Mountasia will have no rights of set-off with respect to the Fee. A copy of the form of the Debentures is attached hereto as Exhibit A and incorporated herein by this reference. Mountasia agrees that the Consultant may subsequently transfer the Debentures to any of its affiliates, and that no stop transfer instructions will apply with respect to any such transfer and no legal opinion will be required in connection therewith.

         4. EXPENSES. Mountasia shall reimburse Consultant for any out-of-pocket expenses incurred by Consultant in the performance of the consulting services.

         5. TERM. The term of this Consulting Agreement shall commence on the date hereof, and shall continue for a period of five (5) years.

         6.      CONFIDENTIAL INFORMATION.

         (a) Consultant agrees that, from the date hereof and throughout the term of this Consulting Agreement, Consultant will not disclose, at any time, except in pursuit of Mountasia's business, any Confidential Information (as hereinafter defined) of Mountasia and its subsidiaries, whether written or oral. For purposes of this Consulting Agreement, the term "Confidential Information" means all information that is known only to employees (including former employees or employees of affiliated companies) or others in a confidential relationship with Mountasia and its parent, subsidiaries or affiliates and that is not generally available from public sources, and that relates to (i) specific technical matters, such as plans, reports, promotional, sales or operational procedures, manuals and materials of Mountasia, (ii) business practices of Mountasia that are unique to Mountasia and are not publicly known, or (iii) information about services, products, processes, analyses, financing strategies, investors, facilities or projects under consideration, research, data, or development by Mountasia. Mountasia acknowledges that certain affiliates of Consultant are stockholders of Mountasia and that certain of the officers, directors and shareholders of Consultant may be officers, directors or shareholders of such affiliates. Mountasia agrees that disclosure of any Confidential Information to any such affiliates of Consultant by virtue of the overlap of officers, directors or shareholders among Consultant and its affiliates will not be a violation of this provision.

         (b) Consultant agrees not to remove from the premises of any office of Mountasia or its subsidiaries, except in pursuit of Mountasia's business, any document or object containing or reflecting any Confidential Information of Mountasia or its subsidiaries.

         7. INTENTION OF THE PARTIES. It is the express intention of all of the parties hereto that Mountasia shall remain the sole owner of all Confidential Information which,

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as a matter of necessity, may be disclosed, in whole or in part, to Consultant in the course of its engagement by Mountasia.

         8. TITLE. Title to all Confidential Information furnished to Consultant by Mountasia, whether in the form of documents, data, software programs or otherwise, shall remain in Mountasia. Such Confidential Information shall not be divulged to others by Consultant without the prior written consent of Mountasia in each such instance and all documents containing any such Confidential Information shall be returned to Mountasia promptly upon request by Mountasia or upon termination of this Consulting Agreement. Mountasia acknowledges that certain affiliates of Consultant are stockholders of Mountasia and that certain of the officers, directors and shareholders of Consultant may be officers, directors or shareholders of such affiliates. Mountasia agrees that disclosure of any Confidential Information to any such affiliates of Consultant by virtue of the overlap of officers, directors or shareholders among Consultant and its affiliates will not be a violation of this provision.

         9. NAMES AND MARKS. Following the termination or expiration of this Agreement, Consultant shall not, for the benefit of its own or any other person or entity's business, use or display the names, marks, logos or slogans of Mountasia or any name, mark, logo or slogan confusingly similar thereto, without the prior written consent of Mountasia.

         10. TERMINATION. This Consulting Agreement may be terminated by Mountasia for any reason upon written notice to Consultant stating that it elects to terminate Consultant's services under this Consulting Agreement.
Upon termination of this Consulting Agreement by Mountasia, all of the Consultant's and Mountasia's obligations hereunder shall, except as provided in Sections 11 and 12, immediately cease, and Consultant shall have no obligation whatsoever to refund the Fee or any portion thereof.

         11. LIMITATION OF LIABILITY. Mountasia acknowledges that it has substantial knowledge, experience and expertise generally with respect to the matters as to which the Consultant will provide consulting services and that it is able to and will independently evaluate any advice rendered by Consultant to Mountasia in the performance of its duties hereunder. As a result, Mountasia agrees that neither Consultant nor any of its officers, directors, shareholders or affiliates shall have any liability whatsoever for any advice or services rendered or for the performance or nonperformance of Consultant's duties under this Consulting Agreement.

         12. INDEMNIFICATION. Mountasia shall indemnify and hold Consultant harmless from any claim, suit, loss, liability, damage or expense (including reasonable attorneys' fees) ("Losses") arising in any way whatsoever from Consultant's services hereunder, including any Losses arising from the use by Mountasia of any advice given by Consultant.





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         13.     WAIVERS.  All of the rights of Mountasia and Consultant
hereunder shall be cumulative and not alternative, but any delay or indulgence on the part of either Mountasia or Consultant in enforcing any of the rights accruing hereunder shall not be deemed a waiver of any such right. No notice shall be required as a prior condition to the right of either party hereto to enforce any right or obligation arising hereunder. The waiver of any breach of any term or condition of this Consulting Agreement shall not be deemed to constitute a waiver of any other term or condition of this Consulting Agreement.

         14. NO CONFLICT. Consultant represents that the execution of and performance under this Consulting Agreement will not be a breach of, violation of, or conflict with any other contract or agreement to which it is a party or subject.

         15. SUCCESSORS AND ASSIGNMENT. The provisions of this Consulting Agreement shall extend to the successors and permitted assigns of Mountasia and Consultant. The assignment by either party of this Consulting Agreement or any interest herein, without the prior written consent of the other party, shall be void.

         16. ENTIRE AGREEMENT. This Consulting Agreement includes the entire agreement between the parties with respect to the subject matter hereof and sets forth the entirety of the consideration to which Consultant is entitled hereunder. No modifications, changes, waivers or alterations shall be valid or effective unless in writing and signed by the party against whom the claimed modification, change, waiver or alteration is sought to be enforced.

         17. NOTICES. All notices, including notice of termination of this Consulting Agreement, shall be deemed given on the first day after such notice is transmitted by overnight mail or courier service, by telex, telecopy, or comparable wire service or on the fourth day after deposit in the United States mail, in any case to the address set forth below or to the address given by either party to the other from time to time by notice pursuant to this Section 17.

Mountasia:                        Mountasia Entertainment International, Inc.
                                  5895 Windward Pkwy., Suite 220
                                  Alpharetta, Georgia  30202
                                  Attention:  L. Scott Demerau
                                  Fax No.: 770-442-6644

with a copy to:                   Nelson, Mullins, Riley & Scarborough
                                  400 Colony Square, Suite 2200
                                  1201 Peachtree Street
                                  Atlanta, Georgia  30361
                                  Attention:  Steven A. Cunningham, Esq.
                                  Fax No.: 404-817-6050





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Consultant:                       Capital Trust Developments Limited
                                  c/o Kleinwort Benson (Guernsey) Limited
                                  P. O. Box 44 Westbourne
                                  The Grange
                                  St. Peter Port
                                  Guernsey
                                  Channel Islands
                                  Fax No.:  011-44-481-728-317

with a copy to:                   CT Capital International
                                  575 Fifth Avenue
                                  New York, New York  10017
                                  Attention:  John P. Oswald
                                  Fax No.:  212-490-6950

and to:                           Morgan, Lewis & Bockius, L.L.P.
                                  101 Park Avenue
                                  New York, New York  10178-0060
                                  Attention:  Charles E. Engros, Esq.
                                  Fax No.:  212-309-6273


         18. PARAGRAPH HEADINGS. Headings are for convenience only and shall in no manner be construed as a part of this Consulting Agreement.

         19. SEVERABILITY; PARTIAL INVALIDITY. The parties to this Consulting Agreement desire and intend that the terms and conditions of this Consulting Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. The parties agree specifically that, if any particular term or condition of this Consulting Agreement is adjudicated, or becomes by operation of law, invalid or unenforceable, this Consulting Agreement will be deemed amended to delete the portion that is adjudicated or that becomes by operation of law, invalid or unenforceable; the deletion or reduction to apply only with respect to the operation of the term or condition, and the remainder of the Consulting Agreement to remain in full force and effect. A deletion or reduction resulting from any adjudication will apply only with respect to the operation of that term in the particular jurisdiction in which the adjudication is made.

         20. GOVERNING LAW. This Consulting Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

         21. COUNTERPARTS. This Consulting Agreement may be executed in counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.





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         IN WITNESS WHEREOF, the parties have executed this Consulting
Agreement, as of the date and year first above written.


                                     "MOUNTASIA"

                                     MOUNTASIA ENTERTAINMENT INTERNATIONAL, INC.



                                     By: /s/ L. Scott Demerau
                                        ------------------------------------
                                        L. Scott Demerau, President



                                     "CONSULTANT"

                                     CAPITAL TRUST DEVELOPMENTS LIMITED



                                     By: /s/
                                        -----------------------------------
                                     Title: /s/ Attorney-in-Fact
                                           --------------------------------